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[PROXICOM LOGO]
E-business. Our only business.

INVESTOR CONTACTS:
Kristen Badgley
Managing Director of Investor Relations
Proxicom
646-458-3087 or kbadgley@proxicom.com

PRESS CONTACTS:
Geary Campbell
Director of Public Relations
Proxicom
703-262-6134 or gcampbell@proxicom.com

                PROXICOM SETS DATE FOR ANNUAL SHAREHOLDER MEETING

        RESTON, Va., Feb. 22, 2001 - Proxicom (Nasdaq: PXCM), a leading e-business consulting and development company, today announced that its 2001 annual meeting of shareholders will be held on March 29, 2001 at 9:00 a.m., at the Sheraton Premiere at Tyson's Corner, 8661 Leesburg Pike, Vienna, Virginia. Any shareholder proposal to be presented at the 2001 annual meeting must be submitted in writing and received by Proxicom's Secretary at Proxicom's executive offices by March 5, 2001.



ABOUT PROXICOM:
Proxicom, Inc. is a leading e-business consulting and development company that delivers innovative Internet and multi-channel solutions for Fortune 500 companies and other global, forward-thinking businesses. Our more than 1,200 strategy, creative and technology professionals provide specialized e-business development expertise for the following global practices: Automotive and Manufacturing, Communications and High Tech, Consumer Goods and Retail, Energy, Financial Services, Media and Entertainment and Service Industries. Founded in 1991, Proxicom has developed and built e-businesses for such blue-chip companies as America Online, General Electric, General Motors, Merrill Lynch, Marriott International, NBC, and Toyota Motor Sales, USA, among many others. With its headquarters in Reston, Va., Proxicom has offices in Boston, Chicago, Houston, London, Los Angeles, Madrid, Munich, New York, Paris, Rome, San Francisco, and Sausalito, Calif. For more information, please visit www.proxicom.com or call 1-877-PROXICOM.

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